Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Glimcher Realty Trust
Columbus, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-43317, 333-153257, 333-155720, 333-171553, 333-172462, 333-177801), Form S-11 (No. 33-69740) and Form S-8 (Nos. 333-84537 and 333-143237) of Glimcher Realty Trust of our reports dated February 24, 2012 relating to the consolidated financial statements and the financial statement schedule, and the effectiveness of Glimcher Realty Trust’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois
February 24, 2012